Third Quarter 2026 Earnings Presentation Exhibit 99.2

Disclaimer Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, which may relate to future events or the future performance or financial condition of Ares Commercial Real Estate Corporation (“ACRE” or, the “Company”), Ares Commercial Real Estate Management LLC (“ACREM” or the Company's "Manager"), a subsidiary of Ares Management Corporation (“Ares Corp.”), Ares Corp., certain of their subsidiaries and certain funds and accounts managed by ACREM, Ares Corp. and/or their subsidiaries, including, without limitation, ACRE. These statements include, but are not limited to, statements about potential earnings, potential reduction in office and real estate owned investments, the resolution of underperforming loans, increased investment activity, liquidity management, reduction or increase of CECL reserve, reduction or increase of available borrowings, the industry and the loan market and are not guarantees of future results or financial condition and involve a number of risks and uncertainties. Actual results could differ materially from those in the forward-looking statements as a result of a number of factors, including global economic trends and economic conditions, including slower growth, changes to fiscal and monetary policy, inflation, labor shortages, changing interest rates, foreign currency exchange volatility and uncertainties caused by tariffs and trade disputes, as well as geopolitical instability, changes in interest rates and credit spreads, management’s estimate of current expected credit losses and current expected credit loss reserve, the amount of commercial mortgage loans requiring refinancing, the demand for commercial real estate loans, the Company’s expected investment capacity and available capital, rates of default or decreased recovery rates on the Company’s target investments, the Company’s business and investment strategy, the Company’s projected operating results, the ability of Ares Commercial Real Estate Management LLC to locate suitable investments for the Company, monitor, service and administer the Company’s investments and execute its investment strategy, and other risks described from time to time in ACRE’s filings within the Securities and Exchange Commission (“SEC”). Any forward-looking statement, including any contained herein, speaks only as of the time of this release and none of ACRE, ARES Corp. nor ACREM undertakes any duty to update any forward-looking statements made herein. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws. Ares Corp. is the parent to several registered investment advisers, including Ares Management LLC (“Ares Management”) and ACREM. Collectively, Ares Corp., its affiliated entities, and all underlying subsidiary entities shall be referred to as “Ares” unless specifically noted otherwise. For a discussion regarding potential risks on ACRE, see Part I., Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part I., Item 1A. “Risk Factors” in ACRE’s Annual Report on Form 10-K and Part II, Item 1A. "Risk Factors" in ACRE’s subsequent Quarterly Reports on Form 10-Q. The information contained in this presentation is summary information that is intended to be considered in the context of ACRE’s SEC filings and other public announcements that ACRE, ACREM or Ares may make, by press release or otherwise, from time to time. ACRE, ACREM and Ares undertake no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about ACRE, ACREM and Ares, and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of ACRE, ACREM or Ares or information about the market, as indicative of future results, the achievement of which cannot be assured. Nothing in these materials should be construed as a recommendation to invest in any securities that may be issued by ACRE or any other fund or account managed by ACREM or Ares, or as legal, accounting or tax advice. None of ACRE, ACREM, Ares or any affiliate of ACRE, ACREM or Ares makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance. Certain information set forth herein includes estimates and projections and involves significant elements of subjective judgment and analysis. Further, such information, unless otherwise stated, is before giving effect to management and incentive fees and deductions for taxes. No representations are made as to the accuracy of such estimates or projections or that all assumptions relating to such estimates or projections have been considered or stated or that such estimates or projections will be realized. In addition, in light of the various investment strategies of such other investment partnerships, funds and/or pools, it is noted that such other investment programs may have portfolio investments inconsistent with those of the investment vehicle or strategy discussed herein. These materials are not intended as an offer to sell, or the solicitation of an offer to purchase, any security, the offer and/or sale of which can only be made by definitive offering documentation. Any offer or solicitation with respect to any securities that may be issued by ACRE will be made only by means of definitive offering memoranda or prospectus, which will be provided to prospective investors and will contain material information that is not set forth herein, including risk factors relating to any such investment. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix. This presentation may contain information obtained from third parties, including ratings from credit ratings agencies such as Standard & Poor’s. Such information has not been independently verified and, accordingly, ACRE makes no representation or warranty in respect of this information. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. 2

Q3 2026 Company Results and Highlights As of September 30, 2026, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. See relevant endnotes on page 24. Earnings and Results • GAAP net income of $10.0 million or $0.18 per diluted common share • Distributable Earnings of $6.7 million or $0.12 per diluted common share1 • Distributable Earnings of $6.4 million or $0.11 per diluted common share, excluding a realized gain for Distributable Earnings purposes of $0.3 million or $0.01 per diluted common share1 • Book value of $492 million or $8.86 per common share (or $11.40 per common share excluding CECL reserve)2 • $141 million CECL reserve representing 8% of outstanding principal balance of loans held for investment Progress and Positioning Continue to address risk rated 4 and 5 loans, office loans and REO properties • Executed the sale of the North Carolina office REO property, generating proceeds above our REO carrying amount • Office loans remained consistent QoQ and decreased 10% YoY, totaling $444 million at the end of Q3 20263 • Adjusted the risk rating of the $200 million Brooklyn residential/condo loan to risk rated 5 (previously risk rated 4)3 Continued to maintain a moderate leverage profile and flexible balance sheet position to support asset resolutions and continued investing activity • Collected $35 million of repayments in Q3 2026 bringing total repayments to $146 million YTD • As of September 30 2026, available capital of $116 million supports continued asset resolutions and investment objectives4 • Subsequent to quarter end, repaid the maturing $90 million secured term loan Investment Activity Continued investment activity further diversifying the portfolio to support future earnings • Closed one new senior co-investment loan on a portfolio of industrial properties with $35 million commitment in Q3 2026 alongside other Ares managed funds (of which $28 million is classified as held for investment and $7 million was classified as held for sale at origination and sold in Q3 2026)5 • Total loans held for investment portfolio remained consistent QoQ and increased 42% YoY, totaling $1.8 billion at the end of Q3 20263 • Subsequent to quarter end, closed one senior loan commitment totaling $11 million collateralized by a self storage property Dividends • Declared cash dividend of $0.15 per common share for shareholders for Q4 2026, which equates to an annualized implied dividend yield of approximately 18% to our stock price as of November 3, 20266 3

Portfolio Overview

Portfolio Highlights

$1.8 billion total portfolio comprised of loans held for investment and one REO property[1]

- Risk rated 1-3 loans (ex. office): Approximately 65% of loans are new vintage and originated in 2025 or 2026[1]
- Risk rated 1-3 office loans: Stable to improving performance, supported by leasing momentum and continued sponsor support
- Risk rated 4 and 5 loans: The two largest loans represent 94% of the four risk rated 4 and 5 loans[1]
- REO: Successfully exited one REO property and have one REO property remaining with an income yield of 10%[2]


65%¹
15%¹
16%¹
4%¹
100%¹

ACRE's Total Portfolio *($ in millions)*	**Risk Rated 1-3 Loans (ex. Office)**	**Risk Rated 1-3 Office Loans**	**Risk Rated 4 and 5 Loans**	**REO**	**Total**
Number of Loans or REO Properties	28	5	4	1	38
Carrying Amount[1]	$1,174	$265	$299	$76	$1,814

Progress on Largest Risk Rated 4 and 5 Loans

Chicago Office (Risk Rated 5)



- Carrying Value: $135 million
- Update[3]: Occupancy is over 90% with an average remaining lease term of more than seven years. Actively working to accelerate a resolution over the next few months, either through a potential sale of the property or by acquiring title to the property.

Brooklyn Residential/Condo (Risk Rated 5)



- Carrying Value: $145 million
- Update[3]: Construction on the building is complete. Pre-sales activity is continuing to progress.

ARES

As of September 30, 2026, unless otherwise noted. Past performance may not be indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) Based on carrying value of loans held for investment, which excludes the CECL Reserve. REO property is held at carrying amount net of accumulated depreciation and amortization. 2) Income yield is calculated as the annualized property level net operating income based on the three months ended September 30, 2026 (excluding non-recurring items) divided by the carrying amount. 3) As of November 3, 2026.

4

Ares Management is a Global Leader

With approximately $691 billion in assets under management, Ares Management Corporation is a global alternative investment manager operating an integrated platform across five business groups

Overview

Founded	1997
AUM	$691 billion
Employees	4,610+
Investment Professionals	1,740+
Global Offices	55+[1]
Direct Institutional Relationships	2,975+
Listing: NYSE – Market Capitalization	$40 billion[2]

Global Footprint[3]



The Ares Differentiators

- Power of a broad and scaled platform enhancing investment capabilities
- 25+ year track record of attractive risk adjusted returns through market cycles[6]
- Deep management team with integrated and collaborative approach
- A leader in leveraged finance and private credit, and a pioneer in secondaries[7]

	Credit	Real Assets	Secondaries	Private Equity	Other Businesses[4]
AUM	$446 billion	$162 billion	$46 billion	$25 billion	$12 billion
Investment Funds[5]	340+	120+	105+	65+	5+
Investment Professionals	605+	900+	100+	85+	45+
Local Market Presence	North America, Europe & Asia-Pacific	North America, Europe & Asia-Pacific	North America, Europe & Asia-Pacific	North America, Europe & Asia-Pacific	North America
Current Portfolio	4,030+ companies	135+ infra projects and companies 4,300+ real estate properties[8]	11,600+ companies[9]	115+ companies	$93 billion[10]

As of September 30, 2026, unless otherwise noted. Ares AUM includes funds managed by Ivy Hill Asset Management, L.P., a wholly-owned portfolio company of Ares Capital Corporation and registered investment adviser. Past performance is not indicative of future results. 1) Only counts one location per metro area. Includes only offices that Ares has leased or acquired. Does not include legacy GCP International locations where Ares is not acquiring the leases. 2) As of October 26, 2026. 3) New Delhi office is operated by a third party with whom Ares Asia maintains an ongoing relationship relating to the sourcing, acquisition and/or management of investments. 4) Includes Ares Insurance Solutions, our dedicated, in-house team that provides solutions to insurance clients and the Ares AI and Innovation / Venture Capital Groups. 5) Investment Fund counts are reflective of commingled funds as well as SMAs, co-invest vehicles, and other types of accounts. 6) Risk adjusted returns do not guarantee against loss of capital. 7) Based on leverage finance, private credit and secondaries AUM and number of investment professionals as of September 30, 2026. 8) Reflects the total number of individual real estate properties across Ares Real Estate funds; prior periods were based on deal count, where a single deal may include multiple properties. 9) Reflective of the current underlying companies and properties within Secondaries Group, Credit, Private Equity, Real Estate and Infrastructure commingled funds.10) As of June 30, 2026, $93 billion in AUM represents investments by insurance companies in various Ares' funds, SMAs and co-investments versus one discrete insurance platform. The AUM for these investments is included across each of our investment strategies and presented within other businesses to demonstrate the scale of our aggregated insurance platform.

ARES

5

Ares Real Estate is a Global Investment Manager and Operator

$126 billion+ Real Estate Q3 2026 AUM	355+ Investment Professionals[1]	370+ Operating Professionals[2]
4,300+ Global Real Estate Properties	785 million+ Global Portfolio Square Feet	100 thousand+ | ~660 million Residential Units[3] | Logistics Square Feet

Competitive Edge Delivers Demonstrated Performance

Scale and global reach yield real-time market intelligence and drive deal flow

Combination of vertical integration and longstanding operating partners delivers proprietary investment opportunities for investors

Regional and sector-specific offerings across capital structure, return spectrum and vehicle types differentiate us from peers

Seasoned and collaborative team enables us to adapt to market changes and positions us strongly for opportunities

Comprehensive and Dynamic Investment Solutions


Value-Add
Core/
Core-Plus
Opportunistic
Across Equity and Debt Investments

The performance, awards noted herein relate only to selected funds/strategies and may not be representative of any given client's experience and should not be viewed as indicative of Ares' past performance or its funds' future performance. Note: Data as of September 30, 2026, unless otherwise indicated. 1) Investment Professionals include Investment Management, Portfolio Management and Development personnel as of September 30, 2026. 2) Operating Professionals include Asset Management, Construction Management, Property Management, Debt Capital Markets, Due Diligence & Quantitative Development personnel as of September 30, 2026. 3) Residential includes Multifamily, Single-Family Rental (SFR) and Senior Housing units.

ARES
6

Diversified Loan Portfolio Positioning1 7As of September 30, 2026. Due to rounding, numbers presented may not add up to the totals provided. 1) Based on outstanding principal balance of loans held for investment. Loan Portfolio Metrics Outstanding Principal Balance: $1.8 billion Number of Loans: 37 Percentage of Senior Loans: 99% Percentage of Floating Rate Loans: 96% Weighted Average Risk Rating: 3.2 Loan Portfolio by Property Type 25% 24% 14% 11% 11% 10% 4% 1% Multifamily Office Industrial Residential/Condo Self Storage Hotel Retail Mixed-Use

Office loans measured by outstanding principal balance remained consistent QoQ, decreased 10% YoY and nearly 50% in the last three years Office Loans Progress As of September 30, 2026, unless otherwise noted. Past performance is not indicative of future results. Office Loans QoQ and YoY as Measured by Outstanding Principal Balance ($ in millions) 8 $858 $666 $495 $442 $444 Q3 2023 Q3 2024 Q3 2025 Q2 2026 Q3 2026

Balance Sheet and Capital Position

Maintained balance sheet flexibility which supports the ability to resolve risk rated 4 and 5 loans and continued investment activity

Continued to Maintain Balance Sheet Flexibility
($ in millions)



$811
1.1x
Q3 2025
$1,048
1.6x
Q4 2025
$1,272
1.9x
Q1 2026
$1,263
2.0x
Q2 2026
$1,197
1.9x
Q3 2026
Total Outstanding Borrowings[1]
Net Debt to Equity Excluding CECL[2]

As of September 30, 2026, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) Total outstanding borrowings is based on total outstanding principal balance. 2) Net debt to equity ratio (excluding CECL reserve) is calculated as (i) $1.2 billion outstanding principal of borrowings less $22 million of cash, (ii) divided by the sum of total stockholders' equity of $492 million plus CECL reserve of $141 million. Net debt to equity ratio including CECL reserve is 2.4x as of September 30, 2026. Total debt to equity ratio excluding CECL reserve is 1.9x and including CECL reserve is 2.4x as of September 30, 2026. Please see prior earnings presentations for calculations of net debt to equity ratio for prior periods. 3) As of September 30, 2026, includes $22 million of cash and approximately $94 million of available financing proceeds under our secured funding agreements. As of November 3, 2026, available capital is $87 million and includes $43 million of cash and approximately $44 million of available financing proceeds under our secured funding agreements.

Repayments on Loans Held for Investment

$35 million in Q3 2026

$146 million YTD

Available Capital[3]

$116 million

ARES
9

Trends in CECL Reserves As of September 30, 2026, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. Change in CECL Reserve Q3 2026 ($ in millions) Q2 2026 CECL Reserve Net Change in CECL Reserve on Existing Loans Impact from New Loan Commitments Q3 2026 CECL Reserve 10 $139 $2 $— $141

CECL reserve related to risk rated 4 and 5 loans: 94% CECL Reserve As of September 30, 2026, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) Total CECL Reserve includes reserve on both the outstanding balances and unfunded commitments on loans held for investment. $141 million Total CECL Reserve1 8% CECL Reserve as a Percent of Loans Held for Investment Outstanding Principal Balance 11 CECL Reserve by Risk Rating CECL Reserve by Property Type CECL reserve related to office and residential/ condo loans: 89% 52% 37% 11% Office Residential/ Condo Other 6% 3% 91% Risk Rated 1-3 Loans Risk Rated 4 Loans Risk Rated 5 Loans

CECL Reserve for Risk Rated 4 and 5 Loans As of September 30, 2026, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) Total CECL Reserve includes reserve on both the outstanding balances and unfunded commitments on loans held for investment with risk ratings of 4 or 5. As of September 30, 2026, each of the risk rated 5 loans were assessed individually and the Company elected to assign a CECL Reserve of $52 million on the New York residential/condo loan, $66 million on the Illinois office loan and $9 million on the subordinated California industrial loan. Risk Rated 4 and 5 Loans CECL Reserve by Property Type Risk Rated 4 and 5 Loans CECL Reserve as a Percent of Outstanding Principal Balance $133 million CECL Reserve1 for Risk Rated 4 and 5 Loans 34% CECL Reserve as a Percent of Risk Rated 4 and 5 Outstanding Principal Balance 12 53%40% 7% Office Residential/Condo Industrial 40% 26% 72% Office Residential/ Condo Industrial

Summary of Real Estate Owned ("REO") As of September 30, 2026, unless otherwise noted. Past performance may not be indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) Carrying amount is net of accumulated depreciation and amortization of $9 million for the Florida mixed-use property. 2) Income yield is calculated as the annualized property level net operating income based on the three months ended September 30, 2026 (excluding non-recurring items) divided by the carrying amount. Mixed-Use Quarter Converted to REO Q3 2023 Location Florida Square Footage 816 thousand Carrying Amount1 $76 million Income Yield2 10% Classification Held for Investment 13

1. Appendix 14

Loans Held for Investment Portfolio Details

($ in millions)

#	Loan Type	Location	Origination Date	Current Loan Commitment	Outstanding Principal	Carrying Value	Interest Rate	SOFR Floor	Unleveraged Effective Yield	Maturity Date	Payment Terms[1]
Office Loans:											
1	Senior	IL	Nov 2020	$170.5	$170.5	$134.6	[2]	1.5%	—%[2]	Oct 2026[2,5]	I/O
2	Senior	NC	Aug 2021	85.0	74.4	74.4	S+3.65%	0.2%	7.6%	Aug 2028	I/O
3	Senior	AZ	Sep 2021	65.0	65.0	65.0	S+2.00%	0.5%	5.9%	Oct 2027[3]	I/O
4	Senior	NY	Jul 2021	65.0	65.0	65.0	S+2.65%	0.4%	6.6%	Jul 2028	I/O
5	Senior	IL	Dec 2022	53.4	53.4	53.4	S+4.25%	3.0%	8.2%	Jan 2027	P/I
6	Subordinated	AZ	Sep 2021	20.8	8.8	8.7	[3]	—%	6.6%	Oct 2027[3]	I/O
7	Senior	Diversified	Jan 2020	7.0	7.0	7.0	S+3.75%	1.6%	11.1%	Jan 2027[4]	P/I
Total Office				**$466.7**	**$444.1**	**$408.1**					
Hotel Loans:											
8	Senior	NY	Mar 2022	$55.7	$55.7	$55.6	S+4.40%	0.1%	8.6%	Mar 2027	I/O
9	Senior	SC	Oct 2025	58.0	48.3	47.9	S+3.50%	3.0%	7.9%	Nov 2028	I/O
10	Senior	CA	Jun 2026	35.0	35.0	34.7	S+2.95%	2.3%	7.3%	Jun 2028	I/O
11	Senior	Diversified	Nov 2025	25.0	23.9	23.7	S+3.75%	3.0%	8.1%	Nov 2028	I/O
12	Senior	FL	Nov 2025	25.0	20.6	20.4	S+3.35%	2.8%	7.7%	Dec 2028	I/O
Total Hotel				**$198.7**	**$183.5**	**$182.3**					

As of September 30, 2026 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) I/O = interest only, P/I = principal and interest. 2) The Illinois loan is structured as both a senior and mezzanine loan with the Company holding contiguous positions. The senior position has a per annum interest rate of S + 2.25% and the mezzanine position has a fixed per annum interest rate of 10.00%. The senior and mezzanine loans were both on non-accrual status as of September 30, 2026 and the Unleveraged Effective Yield is not applicable. In July 2026, the Company and the borrower entered into a modification and extension agreement to, among other things, extend the maturity date on the Illinois loan from July 2026 to October 2026. 3) The Arizona loan is structured as a senior A-Note with an outstanding principal balance of $65.0 million, a subordinated B-Note with no initial outstanding principal balance and an unfunded commitment of $12.0 million for certain lender approved leasing costs and a subordinated C-Note with an outstanding principal balance of $8.8 million. The subordinated B-Note is pari-passu with new borrower contributions for the loan principal paydown and other additional capital contributions. The subordinated C-Note is subordinate to the A-Note, B-Note and the new borrower contributions. The senior A-Note has a per annum interest rate of S + 2.00%, the subordinated B-Note has a fixed per annum interest rate of 12.00% and the subordinated C-Note has a fixed per annum interest rate of 5.50%. 4) In July 2026, the Company and the borrower entered into a modification and extension agreement to, among other things, extend the maturity date on the senior diversified loan from July 2026 to January 2027. 5) In October 2026, the Company and the borrower entered into a modification and extension agreement to, among other things, extend the maturity date on the senior Illinois loan from October 2026 to November 2026.

ARES 15

Loans Held for Investment Portfolio Details

($ in millions)

#	Loan Type	Location	Origination Date	Current Loan Commitment	Outstanding Principal	Carrying Value	Interest Rate	SOFR Floor	Unleveraged Effective Yield	Maturity Date	Payment Terms[1]
Multifamily Loans:											
13	Senior	NY	May 2022	$132.2	$132.2	$131.9	S+3.90%	0.2%	8.1%	Jun 2027	I/O
14	Senior	NY	Feb 2026	100.0	87.2	86.4	S+2.45%	3.0%	6.8%	Mar 2029	I/O
15	Senior	TX	Nov 2021	66.9	66.9	66.9	S+2.95%	—%	7.4%	Dec 2026[4]	P/I
16	Senior	OH	Sep 2023	57.8	57.3	57.3	S+3.05%	2.5%	7.3%	Oct 2026[5]	I/O
17	Senior	NC	Oct 2025	50.0	50.0	49.7	S+2.40%	3.0%	6.8%	Oct 2027	I/O
18	Senior	MA	Sep 2025	50.0	49.3	49.0	S+3.10%	2.8%	7.6%	Oct 2027	I/O
19	Senior	TN	Apr 2026	25.0	23.5	23.2	S+2.55%	3.0%	6.8%	May 2029	I/O
Total Multifamily				**$481.9**	**$466.4**	**$464.4**					
Industrial Loans:											
20	Senior	GA	Oct 2025	$100.5	$96.9	$96.2	S+2.25%	2.5%	6.5%	Oct 2028	I/O
21	Senior	CA	Oct 2025	55.3	55.3	54.9	S+3.00%	3.0%	7.3%	Nov 2028	I/O
22	Senior	MA	Jun 2023	46.5	45.6	45.5	S+2.90%	—%	6.9%	Jun 2028	I/O
23	Senior	NJ	Jun 2021	27.8	27.8	27.8	S+8.85%	0.2%	12.8%	Nov 2024[2]	I/O
24	Subordinated	CA	Aug 2019	13.1	12.6	10.9	S+3.85%	2.0%	—%[3]	Jan 2027[3]	I/O
25	Senior	Diversified	Aug 2026	28.5	10.3	10.2	S+2.85%	2.5%	7.1%	Aug 2029	I/O
26	Senior	CA	Aug 2019	7.0	7.0	7.0	S+3.85%	2.0%	7.8%	Jan 2027[3]	I/O
Total Industrial				**$278.7**	**$255.5**	**$252.5**					

As of September 30, 2026 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) I/O = interest only, P/I = principal and interest. 2) As of September 30, 2026, the senior New Jersey loan, which was collateralized by an industrial property, was in maturity default due to the failure of the borrower to repay the outstanding principal balance of the loan by the November 2024 maturity date and the borrower was current on all contractual interest payments. On October 30, 2026, the senior New Jersey loan was fully repaid. 3) The California loan is structured as a senior A-Note, with an outstanding principal balance of $7.0 million as of September 30, 2026, a subordinated B-Note with no outstanding principal balance and an unfunded commitment of $500 thousand for certain lender approved leasing costs and a subordinated C-Note with an outstanding principal balance of $12.6 million as of September 30, 2026. The subordinated B-Note and C-Note are subordinate to new borrower equity related to additional capital contributions. As of September 30, 2026, the subordinated C-Note was on non-accrual status and therefore, the Unleveraged Effective Yield is not applicable. 4) In October 2026, the Company and the borrower entered into a modification and extension agreement to, among other things, extend the maturity date on the senior Texas loan from December 2026 to December 2027. 5) In October 2026, the borrower exercised a 12-month extension option in accordance with the loan agreement, which extended the maturity date on the senior Ohio loan to October 2027.

ARES

16

Loans Held for Investment Portfolio Details As of September 30, 2026 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) I/O = interest only, P/I = principal and interest. 2) The New York loan is structured as both a senior and mezzanine loan with the Company holding contiguous positions. The senior and mezzanine positions each have a per annum interest rate of S + 8.95%. The senior and mezzanine loans were both on non-accrual status as of September 30, 2026 and the Unleveraged Effective Yield is not applicable. ($ in millions) # Loan Type Location Origination Date Current Loan Commitment Outstanding Principal Carrying Value Interest Rate SOFR Floor Unleveraged Effective Yield Maturity Date Payment Terms1 Residential/Condominium Loans: 27 Senior NY Mar 2022 $200.5 $200.5 $144.9 S+8.95% 0.4% —%2 Dec 2026 I/O Total Residential/Condominium $200.5 $200.5 $144.9 Mixed-Use Loans: 28 Senior NY Feb 2026 $26.5 $23.6 $23.3 S+3.25% 2.8% 7.9% Jan 2028 I/O Total Mixed-Use $26.5 $23.6 $23.3 Retail Loans: 29 Senior CA Mar 2026 $75.0 $67.2 $66.6 S+2.75% 2.5% 7.1% Mar 2029 I/O Total Retail $75.0 $67.2 $66.6 17

Loans Held for Investment Portfolio Details

($ in millions)

#	Loan Type	Location	Origination Date	Current Loan Commitment	Outstanding Principal	Carrying Value	Interest Rate	SOFR Floor	Unleveraged Effective Yield	Maturity Date	Payment Terms[1]
Self Storage Loans:											
30	Senior	Diversified	Dec 2025	$72.5	$70.6	$70.1	S+2.50%	2.8%	6.8%	Dec 2028	I/O
31	Senior	Diversified	Apr 2026	69.7	65.8	65.2	S+2.70%	2.8%	7.0%	May 2029	I/O
32	Senior	FL	Jul 2025	12.3	12.3	12.3	S+3.25%	1.0%	7.3%	Dec 2027	I/O
33	Senior	IN	Sep 2023	11.4	11.4	11.4	S+2.60%[2]	0.9%	6.8%	Aug 2028[2]	I/O
34	Senior	AZ	Jul 2025	11.2	11.0	11.0	S+3.25%	3.0%	7.4%	Feb 2028	I/O
35	Senior	FL	Jul 2025	9.9	9.8	9.8	S+3.75%	3.0%	7.8%	Jun 2028	I/O
36	Senior	PA	Jul 2025	9.1	9.1	9.0	S+3.50%	2.0%	7.7%	May 2028	I/O
37	Senior	FL	Oct 2025	7.3	7.3	7.2	S+3.50%	3.0%	7.8%	Apr 2028	I/O
Total Self Storage				**$203.4**	**$197.3**	**$196.0**					
Loan Portfolio Total/Weighted Average				**$1,931.4**	**$1,838.1**	**$1,738.1**		**1.7%[3]**	**5.9%**		

As of September 30, 2026 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) I/O = interest only, P/I = principal and interest. 2) In August 2026, the Company and the borrower entered into a modification and extension agreement to, among other things, reduce the per annum interest rate on the senior Indiana loan from S + 3.60% to S + 2.60% and extend the maturity date from August 2026 to August 2028. 3) The weighted average floor is calculated based on loans with SOFR floors.

ARES

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Consolidated Balance Sheets   As of ($ in thousands, except share and per share data) 9/30/2026 12/31/2025 ASSETS Cash and cash equivalents $ 21,687 $ 29,289 Restricted cash ($1,108 related to consolidated VIEs as of December 31, 2025) 39,942 37,868 Loans held for investment ($138,950 related to consolidated VIEs as of December 31, 2025) 1,738,117 1,528,806 Current expected credit loss reserve (139,325) (125,756) Loans held for investment, net of current expected credit loss reserve 1,598,792 1,403,050 Real estate owned held for investment, net ($52,634 related to consolidated VIEs as of December 31, 2025) 75,544 130,165 Other assets ($76 of interest receivable related to consolidated VIEs as of December 31, 2025) 15,346 17,770 Total assets $ 1,751,311 $ 1,618,142 LIABILITIES AND STOCKHOLDERS' EQUITY LIABILITIES Secured funding agreements $ 1,107,019 $ 858,176 Secured term loan 89,911 89,360 Collateralized loan obligation securitization debt (consolidated VIEs) — 99,921 Due to affiliate 4,207 4,061 Dividends payable 8,458 8,442 Other liabilities ($257 of interest payable related to consolidated VIEs as of December 31, 2025) 50,005 48,614 Total liabilities 1,259,600 1,108,574 Commitments and contingencies STOCKHOLDERS' EQUITY Common stock, par value $0.01 per share, 450,000,000 shares authorized at September 30, 2026 and December 31, 2025 and 55,486,279 and 55,026,453 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively 532 532 Additional paid-in capital 823,504 820,827 Accumulated earnings (deficit) (332,325) (311,791) Total stockholders' equity 491,711 509,568 Total liabilities and stockholders' equity $ 1,751,311 $ 1,618,142 19

Consolidated Statements of Operations

($ in thousands, except share and per share data)	For the Three Months Ended 9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Revenue:					
Interest income	$ 26,895	$ 27,754	$ 24,906	$ 23,732	$ 23,261
Interest expense	(18,954)	(19,182)	(17,361)	(16,078)	(14,790)
Net interest margin	7,941	8,572	7,545	7,654	8,471
Revenue from real estate owned	5,572	5,784	5,915	5,562	5,634
Total revenue	13,513	14,356	13,460	13,216	14,105
Expenses:					
Management and incentive fees to affiliate	2,388	2,394	2,400	2,420	2,420
Professional fees	603	699	819	678	526
General and administrative expenses	1,642	1,723	1,417	1,595	1,733
General and administrative expenses reimbursed to affiliate	779	853	787	810	781
Expenses from real estate owned	3,322	3,301	3,134	4,495	4,540
Total expenses	8,734	8,970	8,557	9,998	10,000
(Provision for) reversal of current expected credit losses, net	(1,803)	(865)	(11,138)	(9,835)	2,190
Realized losses on loans	—	—	(3,340)	—	(1,643)
Realized gain on sale of real estate owned	7,082	—	—	2,757	—
Income (loss) before income taxes	10,058	4,521	(9,575)	(3,860)	4,652
Income tax expense (benefit), including excise tax	12	138	30	5	(1)
Net income (loss) attributable to common stockholders[1]	$ 10,046	$ 4,383	$ (9,605)	$ (3,865)	$ 4,653
Earnings (loss) per common share:					
Basic earnings (loss) per common share	$ 0.18	$ 0.08	$ (0.17)	$ (0.07)	$ 0.08
Diluted earnings (loss) per common share	$ 0.18	$ 0.08	$ (0.17)	$ (0.07)	$ 0.08
Weighted average number of common shares outstanding:					
Basic weighted average shares of common stock outstanding	55,400,693	55,367,375	55,322,222	54,951,917	54,904,862
Diluted weighted average shares of common stock outstanding	56,385,576	56,354,988	55,322,222	54,951,917	55,775,825
Dividends declared per share of common stock[2]	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.15

ARES See relevant endnotes on page 24.

20

Reconciliation of Net Income (Loss) to Non-GAAP Distributable Earnings (Loss)

	For the Three Months Ended				
($ in thousands, except per share data)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Net income (loss) attributable to common stockholders	$ 10,046	$ 4,383	$ (9,605)	$ (3,865)	$ 4,653
Stock-based compensation	898	882	897	893	1,024
Incentive fees to affiliate	—	—	—	—	—
Depreciation and amortization of real estate owned	(6,005)	749	741	1,605	2,009
Provision for (reversal of) current expected credit losses, net	1,803	865	11,138	9,835	(2,190)
Distributable Earnings (Loss)	$ 6,742	$ 6,879	$ 3,171	$ 8,468	$ 5,496
Realized (gains) losses	(326)	—	3,340	(2,398)	1,643
Distributable Earnings excluding realized (gains) losses	$ 6,416	$ 6,879	$ 6,511	$ 6,070	$ 7,139
Net income (loss) attributable to common stockholders	0.18	0.08	(0.17)	(0.07)	0.08
Stock-based compensation	0.02	0.02	0.02	0.02	0.02
Incentive fees to affiliate	—	—	—	—	—
Depreciation and amortization of real estate owned	(0.11)	0.01	0.01	0.03	0.04
Provision for (reversal of) current expected credit losses, net	0.03	0.02	0.20	0.18	(0.04)
Basic Distributable Earnings (Loss) per common share	$ 0.12	$ 0.12	$ 0.06	$ 0.15	$ 0.10
Realized (gains) losses	(0.01)	—	0.06	(0.04)	0.03
Basic Distributable Earnings excluding realized (gains) losses per common share	$ 0.12	$ 0.12	$ 0.12	$ 0.11	$ 0.13
Net income (loss) attributable to common stockholders	0.18	0.08	(0.17)	(0.07)	0.08
Stock-based compensation	0.02	0.02	0.02	0.02	0.02
Incentive fees to affiliate	—	—	—	—	—
Depreciation and amortization of real estate owned	(0.11)	0.01	0.01	0.03	0.04
Provision for (reversal of) current expected credit losses, net	0.03	0.02	0.20	0.18	(0.04)
Diluted Distributable Earnings (Loss) per common share	$ 0.12	$ 0.12	$ 0.06	$ 0.15	$ 0.10
Realized (gains) losses	(0.01)	—	0.06	(0.04)	0.03
Diluted Distributable Earnings excluding realized (gains) losses per common share	$ 0.11	$ 0.12	$ 0.12	$ 0.11	$ 0.13

ARES Due to rounding, numbers presented may not add up to the totals provided.

21

Sources of Financing That Support Portfolio

Financing sources totaling $1.5 billion with $343 million of undrawn capacity[1,2]

($ in millions)

Financing Sources	Total Commitments[1]	Outstanding Principal	Pricing Range	Mark to Credit	Non Spread Based Mark to Market
Secured Funding Agreements					
Wells Fargo Facility	$600.0	$557.2	SOFR+1.35 to 3.75%	✓	✓
Citibank Facility	425.0	276.1	SOFR+1.50 to 3.00%	✓	✓
Morgan Stanley Facility	350.0[3]	273.7	SOFR+1.55 to 3.50%	✓	✓
CNB Facility	75.0[2]	—	SOFR+3.25%	✓	✓
Subtotal	**$1,450.0**	**$1,107.0**			
Capital Markets					
Secured Term Loan (repaid Oct 2026)	$90.0	$90.0	6.00% (Fixed)[4]	✓	✓
Subtotal	**$90.0**	**$90.0**			
Total Debt	$1,540.0	$1,197.0			

As of September 30, 2026 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) For the Secured Funding Agreements, total commitments are available subject to the pledge of additional collateral. 2) Amount immediately available under the CNB Facility at any given time can fluctuate based on the fair value of the collateral in the borrowing base that secures the CNB Facility. As of September 30, 2026, there was no immediate availability under the CNB Facility based on the fair value of the collateral in the borrowing base at such time. The amount immediately available under the CNB Facility may be increased to up to $75.0 million by the pledge of additional collateral into the borrowing base in accordance with the CNB Facility agreement. 3) The Morgan Stanley facility contains an accordion provision such that the maximum commitment may be increased to up to $400.0 million at the Company's option, subject to the satisfaction of certain conditions, including payment of an upsize fee. 4) On October 20, 2026, the Company fully repaid and terminated the Secured Term Loan. The Secured Term Loan included interest rate increases on advances to the following fixed interest rates: (i) 4.50% per annum until May 1, 2025 and (ii) after May 1, 2025, the interest rate increased 0.25% every three months.

ARES

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Glossary Carrying Value Carrying Value represents the cost of loans held for investment, net of unamortized purchase discounts, deferred loan fees and origination costs and cost‑recovery proceeds, and excludes the impact of current expected credit losses. Distributable Earnings (Loss) Distributable Earnings  (Loss) is a non-GAAP financial measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings (Loss) provides useful information to investors regarding the Company's ability to pay dividends, which the Company believes is one of the principal reasons investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings (Loss) is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written-off as a realized loss and are included in Distributable Earnings (Loss). Distributable Earnings (Loss) is aligned with the calculation of “Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.  Distributable Earnings excluding realized gains/losses is Distributable Earnings (Loss) further adjusted to exclude realized gains/losses. 23

End Notes 24 Q3 2026 Company Results and Highlights; page 3 As of September 30, 2026 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers may not add up to the totals provided. 1) Distributable Earnings (Loss) and Distributable Earnings excluding realized gains (losses) are non-GAAP financial measures. See page 23 for Distributable Earnings (Loss) and Distributable Earnings excluding realized gains (losses) definitions and page 21 for the Reconciliation of Net Income (Loss) to Non-GAAP Distributable Earnings (Loss) and Distributable Earnings excluding realized gains (losses). 2) Book value per common share excluding CECL reserve is calculated as (i) total stockholders’ equity of $492 million plus CECL reserve of $141 million divided by (ii) total outstanding common shares of 55,486,279 as of September 30, 2026. 3) Based on outstanding principal balance of loans held for investment. 4) As of September 30, 2026, includes $22 million of cash and approximately $94 million of available financing proceeds under our secured funding agreements. As of November 3, 2026, available capital is $87 million and includes $43 million of cash and approximately $44 million of available financing proceeds under our secured funding agreements. 5) As of September 30, 2026, the total outstanding principal balance for co-investments held by the Company was $876 million. 6) Source: Bloomberg stock price for ACRE as of November 3, 2026. Consolidated Statements of Operations; page 20 1) Our interest income and expense will generally change directionally with index rates. The impact of declining interest rates may be mitigated by interest rate floors and the impact of rising or declining interest rates may be mitigated by certain hedging transactions that we have entered into or may enter into in the future. The following estimates the hypothetical changes in net income for a twelve month period assuming (a) an immediate increase or decrease in 30-day SOFR as of September 30, 2026 and (b) no change in the outstanding principal balance of our loans held for investment portfolio and borrowings as of September 30, 2026: (i) approximately $3.4 million increase in net income resulting from a 100 basis point increase in 30-day SOFR; (ii) approximately $3.1 million decrease in net income resulting from a 100 basis point decrease in 30-day SOFR. The severity of any such impact depends on our asset/liability composition at the time, as well as the magnitude and duration of the interest rate increase and any applicable floors or hedging transactions. If any of these events happen, we could experience a decrease in net income or incur a net loss during these periods, which could adversely affect our liquidity and results of operations. 2) There is no assurance dividends will continue at these levels or at all.